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                                                                    Exhibit 23.3





             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Philip Morris Companies Inc. Form S-8 dated October 9, 2001 of our reports dated June 23, 2000 relating to the financial statements, which appear in the Annual Reports of the Nabisco, Inc. Capital Investment Plan and the Nabisco, Inc. Employee Savings Plan on Forms 11-K for the year ended December 30, 2000.



/s/ DELOITTE & TOUCHE, LLP
--------------------------
DELOITTE & TOUCHE, LLP

Parsippany, New Jersey
October 9, 2001